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                                                                   EXHIBIT 10.27

                   AMENDMENT TO LOAN AND SECURITY AGREEMENT
                   ----------------------------------------

     This Amendment to Loan and Security Agreement ("Amendment") is made as of the 15th day of April, 1997 by and among FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 200 Glastonbury Road, Glastonbury, CT 06033 and HCFP FUNDING, INC., a Delaware corporation ("Borrower") with its chief executive office and principal place of business at 2 Wisconsin Circle, Suite 320 Chevy Chase, MD 20815.

                                  BACKGROUND
                                  ----------

     A. Borrower and Lender are parties to a certain Loan and Security Agreement dated November 27, 1996, as modified and amended from time to time ("Loan Agreement"), pursuant to which Borrower established certain financing arrangements with Lender. The Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the "Existing Loan Documents". All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.


     B. Borrowers and Lender have agreed to amend the Loan Agreement on the terms and conditions set forth below.

     NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

          1.   Amendments to Appendix A - General Definitions.
               ----------------------------------------------

               (a) The definition of "Availability" is hereby deleted and substituted in its place is the following:

          Availability - the amount of money which Borrower is entitled to
          ------------
     borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower), any established reserves and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

               (b) The definition of "Borrowing Base" is hereby deleted and substituted in its place is the following:
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          Borrowing Base - as at any date of determination thereof, an amount
          --------------
     equal to the sum of:

                    (A) the lesser of:

               (i) 90% of the Initial Payment (as defined in the Receivables Acquisition Agreement) amount actually advanced (or to be advanced with respect to the Initial Payment) by Borrower to a Provider to acquire Eligible Accounts pursuant to Receivables Acquisition Agreements or, in the case of loans to Providers, 90% of the amount actually loaned by Borrower to a Provider pursuant to Receivables Loan Agreements, which loans are secured by Eligible Accounts; and

               (ii) 65% of the Fair Reimbursable Value of Eligible Accounts.

                                    PLUS

                    (B) the lesser of:

               (i) 80% of the outstanding principal balance due to Borrower by a Provider pursuant to a Term Loan Agreement which Lender finds acceptable to include in the Borrowing Base in its sole discretion based on Lender's analysis of the performance of, collateral for, and Provider obligated on, such term loans and such other criteria as Lender may establish from time to time. Lender's advances against term loans made to any single Provider shall not exceed $2,000,000; and

                         (ii) the Term Loan Sublimit.
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                                     MINUS

               (C) an amount equal to one hundred percent (100%) of the face amount of all outstanding Letters of Credit and LC Guaranties related to Letters of Credit.

               (c) The definition of "Obligations" is hereby deleted and substituted in its place is the following:

          Obligations - all Loans and all other advances, debts, liabilities,
          -----------
     obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired (including without limitation, reimbursement obligations concerning Letters of Credit and LC Guaranties). The term includes without limitation, all interest, charges, fees, expenses, attorneys' fees, and any other sums chargeable to Borrower under any of the Loan Documents.

               (d) The definition of "Overadvance" is hereby deleted and substituted in its place is the following:

          Overadvance - the amount, if any, by which the sum of the outstanding
          -----------
     principal amount of Revolving Credit Loans plus the LC Amount exceeds the
                                                ----
     Borrowing Base.

               (e) The definition of "Facility Cap" is hereby deleted and substituted in its place is the following:

          Facility Cap - $40,000,000.
          ------------

               (c) The following new definitions are added to Appendix A as follows:

          LC Amount - at any time, the aggregate undrawn face amount of all
          ---------
     Letters of Credit and LC Guaranties then outstanding.

          LC Cap - $7,500,000.
          ------

          LC Guaranty - any guaranty pursuant to which Lender or any Affiliate
          -----------
     of Lender shall guaranty the payment or performance by Borrower of its reimbursement obligation under any Letter of Credit.

          Letter of Credit - any standby letter of credit issued by Lender or
          ----------------
     any of Lender's Affiliates for the account of Borrower.

          Term Loan Agreements - The agreements between Borrower and a Provider
          --------------------
     in the form attached hereto as Exhibit 1.

          Term Loan Sublimit - $7,500,000.
          ------------------

          2.   Amendments
               ----------

               (a) The Loan Agreement is amended by adding a new Section 1.2 thereto as follows:

          1.2  Letters of Credit; LC Guaranties.  Lender agrees, for so long as
               --------------------------------
     no Default or Event of Default has occurred and is continuing and if requested by Borrower, to (i) issue its, or cause to be issued by its Affiliate, Letters of Credit for the account of Borrower or (ii) execute LC Guaranties by which Lender or its Affiliate shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to Letters of Credit and letters of credit issued for Borrower's account by other Persons in support of Borrower's obligations (other than obligations for the repayment of Money Borrowed), provided that the LC Amount at any
                                           --------
     time shall not exceed the LC Cap. No Letter of Credit or LC Guaranty may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same Revolving Credit Base Rate and in the same manner as Revolving Credit Loans. Borrower shall execute and deliver to Lender all agreements and documents required by Lender in connection with the Issuance of Letters of Credit, all in form and substance satisfactory to Lender.

               (b) The Loan Agreement is amended by adding a new Section 2.10 thereto as follows:

          2.10 Letter of Credit and LC Guaranty Fees.  Borrower shall pay to
               -------------------------------------
     Lender for Letters of Credit and LC Guaranties of letters of credit, a fee equal to 1.5% per annum of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, which fee shall be due and payable on the first calendar day each month. Borrower shall also pay all customary fees and charges associated with the issuance, amendment, extension or termination thereof, which fees and charges shall be deemed fully earned and shall be payable on demand and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. The fees chargeable to Borrower pursuant to this
     Section 2.10 shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

          (c ) The Loan Agreement is amended by deleting Section 4.1 in its entirety and replacing such Section with the following:

          4.1 Term of Agreement.  Subject to Lender's right to cease making
              -----------------
     loans to Borrower upon or after the occurrence and during the continuance of any Event of Default, this Agreement shall be in effect through and including March 29, 2002 (the "Original Term"), and this Agreement shall automatically renew itself for one-year periods thereafter (the "Renewal Terms"), unless terminated as provided in Section 4.2 hereof.

          (d) The Loan Agreement is amended by deleting Section 4.2.2 in its entirety and replacing such Section with the following:

          4.2.2  Termination by Borrowers.  Upon at least 75 days prior written
                 ------------------------
     notice to Lender, Borrower may, at its option, terminate this Agreement;

     provided however, no such termination shall be effective until Borrower has
     -------- -------
     paid all of the Obligations in immediately available funds and all Letters of Credits and LC Guaranties have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

          (e) The Loan Agreement is amended by deleting subsection 5.1(v) in its entirety and replacing such subsection with the following:

          (v) All of Borrower's rights under each Receivables Acquisition Agreement, Receivables Loan Agreement and Term Loan Agreement, all sums due to Borrower thereunder, and any security interests, guarantees or other collateral received by Borrower from a Provider in connection with such Receivables Acquisition Agreements, Receivables Loan Agreements and Term Loan Agreements.

          (f) The Loan Agreement is amended by deleting Section 8.3 in its entirety and replacing such Section with the following:

          8.3 Specified Financial Covenants.  During the term of this Agreement,
              -----------------------------
     and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

               8.3.1 Minimum Adjusted Tangible Net Worth. Maintain at all times
                     -----------------------------------
     during the period from January 1, 1997 through and including March 31, 1997, Adjusted Tangible Net Worth of not less than an amount equal to Borrower's actual Adjusted Tangible Net Worth as of December 31, 1996 plus an amount equal to 90% of Borrower's net income for its preceding fiscal quarter (with no adjustment for losses) and equity raised by Borrower during such fiscal quarter. For each subsequent fiscal quarter thereafter, Borrower shall maintain at all times during such fiscal quarter, Adjusted Tangible Net Worth of not less than an amount equal to at least the preceding fiscal quarter's minimum Adjusted Tangible Net Worth requirement plus an amount equal to 90% of Borrower's net income for such preceding fiscal quarter (with no adjustment for losses) and equity raised by Borrower during such fiscal quarter.

               8.3.2  Cash Flow.  Achieve cumulative Cash Flow during the
                      ---------
     original term and all Renewal Terms which is not less than $1,000,000.

               (g) The Loan Agreement is amended by adding a new Section 10.3.5 thereto as follows:

          10.3.5 Lender may, at its option, require Borrower to deposit with Lender funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Lender as cash collateral to fund future payments on LC Guaranties and future drawings against Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

          3.          Representations and Warranties.  Borrower represents and
                      ------------------------------
warrants to Lender that:

               (a) No Event of Default or Default has occurred and is continuing.

               (b) All warranties and representations made to Lender under the Loan Agreement and the Existing Loan Documents are true and correct as to the date hereof.

               (c) The execution and delivery by Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its corporate powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or incumbrance of any nature on any of the properties of Borrower.

          4.        Conditions to Effectiveness.  As a condition to the
                    ---------------------------
effectiveness of this Amendment, Borrower shall cause to be delivered to Lender the following (all to be in form and substance satisfactory to Lender and its counsel);

               (a)     this Amendment, fully executed by Borrower and Lender;

               (b) a restated promissory note in the principal amount of $40,000,000, fully executed by Borrower;

                (c) a stock pledge agreement whereby Borrower pledges to Lender 100% of the issued and outstanding capital stock of Wisconsin Circle Funding Corp., along with the original stock certificates and stock powers executed in blank; and

                (d) certified copies of corporate resolutions authorizing Borrower to enter into this Amendment.

          5.        Ratification of Existing Loan Documents.  Except as
                    ---------------------------------------
expressly set forth herein, all of the terms and conditions of the Loan Agreement and Existing Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

          6.        Collateral.  Borrower hereby confirms and agrees that all
                    ----------
security
interests and Liens granted to Lender continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Permitted Liens or Liens in favor of Lender. Nothing herein contained is intended to in any impair or limit the validity, priority and extent of Lender's existing security interest in and Liens upon the Collateral.

          7.        Governing Law.  This Amendment shall be governed by,
                    -------------
construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

          8.        Counterparts.  This Amendment may be executed in any number
                    ------------
of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Loan and Security Agreement as of the day and year first above written.

                         BORROWER:


                         HCFP FUNDING, INC.


By:_________________________________________

Attest:______________________________________



                         LENDER:


                         FLEET CAPITAL CORPORATION


By:_________________________________________

Attest:______________________________________